Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Samson Investment Company, as the Issuer

Samson Resources Corporation, as the Parent Guarantor

(Exact name of registrant as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Nevada	1311	73-1281091
Delaware	1311	45-3991227
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Samson Plaza

Two West Second Street

Tulsa, OK 74103-3103

(918) 591-1791

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

9.750% Senior Notes due 2020

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants

Exact Name of Registrant as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices
Geodyne Resources, Inc.	Delaware	73-1052703	Samson Plaza Two West Second St. Tulsa, OK 74103-3103 (918) 591-1791
Samson Contour Energy Co.	Delaware	76-0447267	Samson Plaza Two West Second St. Tulsa, OK 74103-3103 (918) 591-1791
Samson Contour Energy E&P, LLC	Delaware	76-0082502	Samson Plaza Two West Second St. Tulsa, OK 74103-3103 (918) 591-1791
Samson Holdings, Inc.	Delaware	73-1498587	Samson Plaza Two West Second St. Tulsa, OK 74103-3103 (918) 591-1791
Samson Lone Star, LLC	Delaware	45-3939455	Samson Plaza Two West Second St. Tulsa, OK 74103-3103 (918) 591-1791
Samson Resources Company	Oklahoma	73-0928007	Samson Plaza Two West Second St. Tulsa, OK 74103-3103 (918) 591-1791
Samson-International, Ltd.	Oklahoma	73-1404039	Samson Plaza Two West Second St. Tulsa, OK 74103-3103 (918) 591-1791

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.        Not applicable.

Item 16. List of Exhibits.         List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 10thth of March, 2014.

WELLS FARGO BANK, NATIONAL ASSOCIATION

Patrick T. Giordano
Vice President

EXHIBIT 6

March 10th, 2014

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

Patrick T. Giordano
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business December 31, 2013, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$19,641
Interest-bearing balances		187,583
Securities:
Held-to-maturity securities		12,346
Available-for-sale securities		215,837
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		51
Securities purchased under agreements to resell		18,962
Loans and lease financing receivables:
Loans and leases held for sale		10,277
Loans and leases, net of unearned income	778,519
LESS: Allowance for loan and lease losses	12,421
Loans and leases, net of unearned income and allowance		766,098
Trading Assets		32,465
Premises and fixed assets (including capitalized leases)		7,582
Other real estate owned		3,838
Investments in unconsolidated subsidiaries and associated companies		662
Direct and indirect investments in real estate ventures		7
Intangible assets
Goodwill		21,549
Other intangible assets		22,464
Other assets		54,238

Total assets		$1,373,600

LIABILITIES
Deposits:
In domestic offices		$1,000,959
Noninterest-bearing	272,069
Interest-bearing	728,890
In foreign offices, Edge and Agreement subsidiaries, and IBFs		94,619
Noninterest-bearing	633
Interest-bearing	93,986
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		9,042
Securities sold under agreements to repurchase		13,930

Dollar Amounts In Millions

Trading liabilities	13,662
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	55,913
Subordinated notes and debentures	19,642
Other liabilities	27,989

Total liabilities	$1,235,756

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	103,010
Retained earnings	32,028
Accumulated other comprehensive income	2,080
Other equity capital components	0

Total bank equity capital	137,637
Noncontrolling (minority) interests in consolidated subsidiaries	207

Total equity capital	137,844

Total liabilities, and equity capital	$1,373,600

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
David Hoyt
Avid Modjtabai